INTERACTIVE BROKERS GROUP ANNOUNCES 4Q2020 RESULTS

— — —

DILUTED EARNINGS PER SHARE OF $0.81, ADJUSTED DILUTED EARNINGS PER SHARE OF $0.69.
PRETAX INCOME OF $392 MILLION ON $599 MILLION IN NET REVENUES.
ADJUSTED PRETAX INCOME OF $375 MILLION ON $582 MILLION IN ADJUSTED NET REVENUES1.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, January 19, 2021 — Interactive Brokers Group, Inc. (Nasdaq: IBKR), an automated global electronic broker, reported diluted earnings per share of $0.81 for the quarter ended December 31, 2020 compared to $0.57 for the same period in 2019, and adjusted diluted earnings per share of $0.69 for this quarter compared to $0.58 for the year-ago quarter.

Net revenues were $599 million and income before income taxes was $392 million for this quarter, compared to net revenues of $500 million and income before income taxes of $312 million for the same period in 2019. Adjusted net revenues were $582 million and adjusted income before income taxes was $375 million for this quarter, compared to adjusted net revenues of $503 million and adjusted income before income taxes of $315 million for the same period in 2019.

Financial Highlights

•	Commission revenue showed strong growth, increasing $120 million, or 71%, from the year-ago quarter on higher customer trading volumes within an active trading environment worldwide.

•	Net interest income decreased $62 million, or 22%, from the year-ago quarter as the average Federal Funds effective rate decreased to 0.09% from 1.65% in the year-ago quarter.

•
Other income increased $25 million from the year-ago quarter. This increase was mainly comprised of  $39 million related to our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”), which swung to a $32 million mark-to-market gain this quarter from a $7 million mark-to-market loss in the same period in 2019; partially offset by $25 million related to our currency diversification strategy, which lost $13 million this quarter compared to a gain of $12 million in the same period in 2019.

•	65% pretax profit margin for this quarter, up from 62% in the year-ago quarter. 64% adjusted pretax profit margin for this quarter, up from 63% in the year-ago quarter.

•	Total equity of $9.0 billion.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on March 12, 2021 to shareholders of record as of March 1, 2021.

1 See the reconciliation of non-GAAP financial measures starting on page 10.

Business Highlights

•	Customer accounts increased 56% from the year-ago quarter to 1.07 million.
•	Customer equity grew 66% from the year-ago quarter to $288.6 billion.
•	Total DARTs[2] increased 165% from the year-ago quarter to 2.11 million.
•	Cleared DARTs increased 160% from the year-ago quarter to 1.87 million.
•	Customer credits increased 34% from the year-ago quarter to $77.7 billion.
•	Customer margin loans increased 26% from the year-ago quarter to $39.0 billion.

COVID-19 Pandemic

In March 2020, the World Health Organization recognized the outbreak of Coronavirus Disease 2019 (COVID-19) caused by a novel strain of the coronavirus as a pandemic. The pandemic affects all countries in which we operate. The response of governments and societies to the COVID-19 pandemic, which includes temporary closures of certain businesses; social distancing; travel restrictions, “shelter in place” and other governmental regulations; and reduced consumer spending due to job losses, has significantly impacted market volatility and general economic conditions.

The COVID-19 pandemic has precipitated unprecedented market conditions with equally unprecedented social and community challenges. Amid these challenges:

•
The Company is committed to ensuring the highest levels of service to its customers so they can effectively manage their assets, portfolios and risks. The Company’s technical infrastructure has withstood the challenges presented by the extraordinary volatility and increased market volume.

•	The Company can run its business from alternate office locations and/or remotely if a Company office must temporarily close due to the spread of the COVID-19 pandemic.

•
As announced on April 9, 2020, during the second quarter of 2020 the Company donated $5 million to assist efforts to provide food and support for people affected by the COVID-19 pandemic in the United States as well as to advance medical solutions.

The initial effects of the COVID-19 pandemic on the Company’s financial results, which may have continued through the fourth quarter of 2020, can be summarized as follows: (1) higher commission revenue due to increased trading activity and a higher rate of customer accounts opened throughout 2020; and (2) lower net interest income resulting from lower benchmark interest rates.

The impact of the COVID-19 pandemic on the Company’s future financial results could be significant but currently cannot be quantified, as it depends on numerous evolving factors that currently cannot be accurately predicted, including, but not limited to the duration and spread of the pandemic; its impact on our customers, employees and vendors; governmental actions in response to the pandemic; and the overall impact of the pandemic in the economy and society; among other factors. Any of these events could have a materially adverse effect on the Company’s financial results.

2 Daily average revenue trades (DARTs) are based on customer orders.

Effects of Foreign Currency Diversification

In connection with our currency diversification strategy, we base our net worth in GLOBALs, a basket of 10 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $82 million, as the U.S. dollar value of the GLOBAL increased by approximately 1.01%. The effects of the currency diversification strategy are reported as components of (1) Other Income (loss of $13 million) and (2) Other Comprehensive Income (gain of $95 million).

Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, January 19, 2021, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 135 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to clients worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our clients with a uniquely sophisticated platform to manage their investment portfolios. We strive to provide our clients with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments. Barron’s ranked Interactive Brokers #1 with 5 out of 5 stars in its February 24, 2020, Best Online Broker Review.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-618-4069.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:
(in 000's, except %)
	Cleared		Non-Cleared						Avg. Trades
	Customer	%	Customer	%	Principal	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2018	328,099		21,880		18,663		368,642		1,478
2019	302,289	(8%)	26,346	20%	17,136	(8%)	345,771	(6%)	1,380
2020	620,405	105%	56,834	116%	27,039	58%	704,278	104%	2,795

4Q2019	73,291		6,284		4,204		83,779		1,330
4Q2020	178,614	144%	17,008	171%	7,455	77%	203,077	142%	3,223

3Q2020	160,015		14,701		7,453		182,169		2,846
4Q2020	178,614	12%	17,008	16%	7,455	0%	203,077	11%	3,223
CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	408,406		151,762		210,257,186
2019	390,739	(4%)	128,770	(15%)	176,752,967	(16%)
2020	624,035	60%	167,078	30%	338,513,068	92%

4Q2019	100,520		29,078		39,391,536
4Q2020	170,191	69%	35,295	21%	121,062,599	207%

3Q2020	163,972		39,186		87,514,614
4Q2020	170,191	4%	35,295	(10%)	121,062,599	38%

ALL CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	358,852		148,485		198,909,375
2019	349,287	(3%)	126,363	(15%)	167,826,490	(16%)
2020	584,195	67%	164,555	30%	331,263,604	97%

4Q2019	91,562		28,630		37,988,125
4Q2020	160,953	76%	34,851	22%	119,654,910	215%

3Q2020	153,612		38,685		85,893,357
4Q2020	160,953	5%	34,851	(10%)	119,654,910	39%

CLEARED CUSTOMERS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	313,795		146,806		194,012,882
2019	302,068	(4%)	125,225	(15%)	163,030,500	(16%)
2020	518,965	72%	163,101	30%	320,376,365	97%

4Q2019	81,468		28,307		36,969,492
4Q2020	144,378	77%	34,459	22%	116,538,527	215%

3Q2020	137,660		38,405		83,246,086
4Q2020	144,378	5%	34,459	(10%)	116,538,527	40%

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

PRINCIPAL TRANSACTIONS
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2018	49,554		3,277		11,347,811
2019	41,452	(16%)	2,407	(27%)	8,926,477	(21%)
2020	39,840	(4%)	2,523	5%	7,249,464	(19%)

4Q2019	8,958		448		1,403,411
4Q2020	9,238	3%	444	(1%)	1,407,689	0%

3Q2020	10,360		501		1,621,257
4Q2020	9,238	(11%)	444	(11%)	1,407,689	(13%)

[1]	Includes options on futures.
CUSTOMER STATISTICS
Year over Year	4Q2020	4Q2019	% Change
Total Accounts (in thousands)	1,073	690	56%
Customer Equity (in billions)[1]	$288.6	$174.1	66%

Cleared DARTs (in thousands)	1,871	719	160%
Total Customer DARTs (in thousands)	2,109	797	165%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.46	$3.63	(32%)
Cleared Avg. DART per Account (Annualized)	459	266	73%
Net Revenue per Avg. Account (Annualized)	$2,151	$2,801	(23%)

Consecutive Quarters	4Q2020	3Q2020	% Change
Total Accounts (in thousands)	1,073	981	9%
Customer Equity (in billions)[1]	$288.6	$232.7	24%

Cleared DARTs (in thousands)	1,871	1,629	15%
Total Customer DARTs (in thousands)	2,109	1,832	15%

Cleared Customers
Commission per Cleared Commissionable Order[2]	$2.46	$2.69	(9%)
Cleared Avg. DART per Account (Annualized)	459	442	4%
Net Revenue per Avg. Account (Annualized)	$2,151	$2,154	(0%)

[1]	Excludes non-customers.

[2]	Commissionable Order - a customer order that generates commissions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
	(in millions)
Average interest-earning assets
Segregated cash and securities	$43,128	$29,437	$41,898	$27,812
Customer margin loans	32,775	27,529	28,960	26,483
Securities borrowed	3,808	4,026	4,235	3,930
Other interest-earning assets	5,799	5,887	5,593	5,407
FDIC sweeps[1]	2,919	2,298	2,882	2,075
	$88,429	$69,177	$83,568	$65,707

Average interest-bearing liabilities
Customer credit balances	$71,190	$55,185	$67,540	$52,625
Securities loaned	6,499	4,292	5,702	4,088
Other interest-bearing liabilities	17	495	215	211
	$77,706	$59,972	$73,457	$56,924

Net interest income
Segregated cash and securities, net	$7	$126	$166	$560
Customer margin loans[2]	93	157	380	694
Securities borrowed and loaned, net	115	80	343	257
Customer credit balances, net[2]	9	(94)	(46)	(515)
Other net interest income1/3	8	27	55	121
Net interest income[3]	$232	$296	$898	$1,117

Net interest margin ("NIM")	1.04%	1.70%	1.07%	1.70%

Annualized yields
Segregated cash and securities	0.06%	1.70%	0.40%	2.01%
Customer margin loans	1.13%	2.26%	1.31%	2.62%
Customer credit balances	-0.05%	0.68%	0.07%	0.98%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments that has the same characteristics as interest, but is reported in other fees and services and other income in the Company’s consolidated statements of comprehensive income. For the three and twelve months ended December 31, 2020 and 2019, $7 million, $5 million, $21 million, and $15 million were reported in other fees and services, respectively. For the three and twelve months ended December 31, 2020 and 2019, $0 million, $4 million, $5 million, and $19 million were reported in other income, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
	(in millions, except share and per share data)

Revenues:
Commissions	$288	$168	$1,112	$706
Other fees and services1/2	52	36	175	141
Other income 1/3	34	9	59	7
Total non-interest income	374	213	1,346	854

Interest income	280	418	1,133	1,726
Interest expense	(55)	(131)	(261)	(643)
Total net interest income	225	287	872	1,083

Total net revenues	599	500	2,218	1,937

Non-interest expenses:
Execution, clearing and distribution fees	66	59	293	251
Employee compensation and benefits	86	75	325	288
Occupancy, depreciation and amortization	18	17	69	60
Communications	7	6	26	25
General and administrative	30	32	236	112
Customer bad debt	-	(1)	13	44
Total non-interest expenses	207	188	962	780

Income before income taxes	392	312	1,256	1,157
Income tax expense	12	18	77	68

Net income	380	294	1,179	1,089
Net income attributable to noncontrolling interests	309	250	984	928

Net income available for common stockholders	$71	$44	$195	$161

Earnings per share:
Basic	$0.82	$0.58	$2.44	$2.11
Diluted	$0.81	$0.57	$2.42	$2.10

Weighted average common shares outstanding:
Basic	87,076,038	76,749,142	79,939,289	76,121,570
Diluted	87,772,443	77,357,093	80,638,908	76,825,863

1
In the first quarter of 2020, we changed the presentation of our consolidated statements of income to better align with our business strategy. Previously reported amounts have been adjusted to conform with the new presentation.

2	Includes market data fees, account activity fees, risk exposure fees, order flow income from options exchange mandated programs, and revenues from other fees and services.

3
Includes gains (losses) from principal transactions; the impact of our currency diversification strategy; gains (losses) from our equity method investments, other revenue not directly attributable to our core business offerings.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$71	$44	$195	$161
Other comprehensive income:
Cumulative translation adjustment, before income taxes	21	7	26	4
Income taxes related to items of other comprehensive income	-	-	-	-
Other comprehensive income, net of tax	21	7	26	4
Comprehensive income available for common stockholders	$92	$51	$221	$165

Comprehensive earnings per share:
Basic	$1.05	$0.67	$2.77	$2.18
Diluted	$1.05	$0.66	$2.74	$2.16

Weighted average common shares outstanding:
Basic	87,076,038	76,749,142	79,939,289	76,121,570
Diluted	87,772,443	77,357,093	80,638,908	76,825,863

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$309	$250	$984	$928
Other comprehensive income - cumulative translation adjustment	74	31	98	20
Comprehensive income attributable to noncontrolling interests	$383	$281	$1,082	$948

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

			December 31, 2020	December 31, 2019
			(in millions)

Assets
Cash and cash equivalents			$4,292	$2,882
Cash - segregated for regulatory purposes			15,903	9,400
Securities - segregated for regulatory purposes			27,821	17,824
Securities borrowed			4,956	3,916
Securities purchased under agreements to resell			792	3,111
Financial instruments owned, at fair value			630	1,916
Receivables from customers, net of allowance for doubtful accounts			39,333	31,304
Receivables from brokers, dealers and clearing organizations			1,254	685
Other assets			698	638

Total assets			$95,679	$71,676

Liabilities and equity

Liabilities
Short-term borrowings			$118	$16
Securities loaned			9,838	4,410
Securities sold under agreements to repurchase			-	1,909
Financial instruments sold but not yet purchased, at fair value			153	457
Other payables:
Customers			75,882	56,248
Brokers, dealers and clearing organizations			182	220
Other payables			503	476
			76,567	56,944

Total liabilities			86,676	63,736

Equity
Stockholders' equity			1,951	1,452
Noncontrolling interests			7,052	6,488
Total equity			9,003	7,940

Total liabilities and equity			$95,679	$71,676

	December 31, 2020		December 31, 2019
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	90,780,444	21.8%	76,759,595	18.5%
Noncontrolling interests (IBG Holdings LLC)	325,960,034	78.2%	338,670,642	81.5%

Total IBG LLC membership interests	416,740,478	100.0%	415,430,237	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$599	$500	$2,218	$1,937

Non-GAAP adjustments
Currency diversification strategy, net	13	(12)	19	60
Mark-to-market on investments[2]	(33)	15	(36)	(13)
Remeasurement of TRA liability[3]	3	-	3	-
Total non-GAAP adjustments	(17)	3	(14)	47
Adjusted net revenues	$582	$503	$2,204	$1,984

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$392	$312	$1,256	$1,157

Non-GAAP adjustments
Currency diversification strategy, net	13	(12)	19	60
Mark-to-market on investments[2]	(33)	15	(36)	(13)
Remeasurement of TRA liability[3]	3	-	3	-
Customer compensation expense[4]	-	-	103	-
Bad debt expense[5]	-	-	1	42
Total non-GAAP adjustments	(17)	3	90	89
Adjusted income before income taxes	$375	$315	$1,346	$1,246

Adjusted pre-tax profit margin	64%	63%	61%	63%

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$71	$44	$195	$161

Non-GAAP adjustments
Currency diversification strategy, net	3	(2)	4	11
Mark-to-market on investments[2]	(7)	3	(7)	(2)
Remeasurement of TRA liability[3]	3	-	3	-
Customer compensation expense[4]	-	-	20	-
Bad debt expense[5]	-	-	0	8
Income tax effect of above adjustments[6]	1	-	(3)	(3)
Remeasurement of deferred income taxes[7]	(11)	-	(11)	-
Total non-GAAP adjustments	(11)	1	6	13
Adjusted net income available for common stockholders	$60	$45	$201	$174
Note: Amounts may not add due to rounding.
	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2020	2019	2020	2019
	(in dollars)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$0.81	$0.57	$2.42	$2.10

Non-GAAP adjustments
Currency diversification strategy, net	0.03	(0.03)	0.05	0.14
Mark-to-market on investments[2]	(0.08)	0.03	(0.08)	(0.03)
Remeasurement of TRA liability[3]	0.04	0.00	0.04	0.00
Customer compensation expense[4]	0.00	0.00	0.24	0.00
Bad debt expense[5]	0.00	0.00	0.00	0.10
Income tax effect of above adjustments[6]	0.01	0.00	(0.04)	(0.04)
Remeasurement of deferred income taxes[7]	(0.12)	0.00	(0.14)	0.00
Total non-GAAP adjustments	(0.12)	0.01	0.08	0.17
Adjusted diluted EPS	$0.69	$0.58	$2.49	$2.27

Diluted weighted average common shares outstanding	87,772,443	77,357,093	80,638,908	76,825,863
Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share (“EPS”) are non-GAAP financial measures as defined by SEC Regulation G.
•
We define adjusted net revenues as net revenues adjusted to remove the effect of our GLOBAL currency diversification strategy, our net mark-to-market gains (losses) on investments[2], and the remeasurement of our Tax Receivable Agreement (“TRA”) liability[3].

•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our GLOBAL currency diversification strategy, our net mark-to-market gains (losses) on investments, the remeasurement of our TRA liability, customer compensation expenses[4], and unusual bad debt expense[5].

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects attributable to IBG, Inc. of our GLOBAL currency diversification strategy, the mark-to-market gains (losses) on investments, the remeasurement of our TRA liability, customer compensation expenses, unusual bad debt expense, and the remeasurement of certain deferred tax assets[7].

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our GLOBAL currency diversification strategy, our mark-to-market on investments, the remeasurement of our TRA liability, customer compensation expense, unusual bad debt expense, and the remeasurement of certain deferred tax assets are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.
2 Mark-to-market on investments represents the net mark-to-market gains (losses) on our U.S. government securities portfolio, which are typically held to maturity, investments in equity securities that do not qualify for equity method accounting which are measured at fair value, and equity securities taken over by the Company from customers related to losses on margin loans described below.
3 Remeasurement of our TRA liability represents the change in the amount payable to IBG Holdings LLC under the TRA as a result of changes in the Company’s effective corporate tax rates. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) on February 28, 2020.
4 Customer compensation expenses were incurred to compensate certain affected customers in connection with their losses resulting from the West Texas Intermediate Crude Oil event. On April 20, 2020, the energy markets exhibited extraordinary price activity in the New York Mercantile Exchange (“NYMEX”) West Texas Intermediate Crude Oil contract. The price of the May 2020 physically-settled contract dropped to an unprecedented negative price of $37.63.
5 Unusual bad debt expense includes material losses on margin loans resulting from unusual events that occur in the marketplace. For the twelve months ending December 31, 2019, unusual bad debt expense reflects losses recognized on margin lending to a small number of our brokerage customers that had taken relatively large positions in a security listed on a major U.S. exchange, which lost a substantial amount of its value in a very short timeframe. For the twelve months ended December 31, 2020, unusual bad debt expense reflects losses incurred by futures customers in excess of the equity in their accounts related to the West Texas Intermediate Crude Oil event described above.
6 The income tax effect is estimated using the corporate income tax rates applicable to the Company.

7 Remeasurement of certain deferred tax assets represents the change in the unamortized balance of deferred tax assets related to the step-up in basis arising from the acquisition of interests in IBG LLC as a result of changes in the Company’s effective corporate tax rates. For further information refer to Note 4 – Equity and Earnings per Share under Part II, Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K filed with the Securities Exchange Commission (“SEC”) on February 28, 2020.